                                                                  Exhibit 10(af)

                                                                EXECUTION COPY


================================================================================

                            STOCK PURCHASE AGREEMENT


                                      among


                             PLAYTEX PRODUCTS, INC.


                                       and


                  THE SHAREHOLDERS OF CAREWELL INDUSTRIES, INC.



                       -----------------------------------


                          Dated as of December 19, 1997

================================================================================

                               TABLE OF CONTENTS

SUMMARY OF TRANSACTION.......................................................1

ARTICLE I  SALE OF STOCK AND TERMS OF PAYMENT................................1

      1.01  The Sale.........................................................1
      1.02  Consideration....................................................1
      1.03  Payment of Purchase Price.......................................1
      1.04  Estimated Adjustment.............................................2
      1.05  Adjustment of Purchase Price.....................................2
            (a)   Closing Inventory and Balance Sheet........................2
            (b)   Review by Buyer............................................3
            (c)   Base-Line Net Worth........................................3
            (d)   Amount of Adjustment.......................................3

ARTICLE II  RELATED AGREEMENT................................................4

      2.01  Related Agreement................................................4

ARTICLE III  REPRESENTATIONS AND WARRANTIES OF SELLERS.......................4

      3.01  Organization; Qualification......................................4
      3.02  Capitalization...................................................4
      3.03  Title to Stock...................................................5
      3.04  Investments......................................................5
      3.05  Authority Relative to this Agreement.............................5
      3.06  Consents and Approvals; No Violation.............................5
      3.07  Financial Statements.............................................6
      3.08  Undisclosed Liabilities..........................................6
      3.09  Absence of Certain Changes and Events............................6
      3.10  Title and Condition of Assets....................................7
      3.11  Proprietary Rights...............................................8
      3.12  Real Property Leases.............................................8
      3.13  Insurance........................................................8
      3.14  Labor Matters....................................................9
      3.15  Employee Benefit Plans; ERISA....................................9
      3.16  Certain Contracts and Arrangements..............................11
      3.17  Legal Proceedings, Etc..........................................12
      3.18  Taxes...........................................................12
      3.19  Environmental Matters...........................................13

      3.20  Compliance with Law.............................................14
      3.21  Certain Interests...............................................14
      3.22  Powers of Attorney, Absence of Limitation on Competition........15
      3.23  Competing Interests.............................................15
      3.24  Full Disclosure.................................................15
      3.25  Stockholder Loans...............................................16
      3.26  Representations and Warranties True at the Closing Date.........16

ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF BUYER ........................16

      4.01  Organization....................................................16
      4.02  Authority Relative to this Agreement............................16
      4.03  Consents and Approvals; No Violation............................16
      4.04  Acquisition of Stock for Investment.............................17

ARTICLE V  COVENANTS PENDING CLOSING........................................17

      5.01  Conduct of Business of the Company Prior to the Closing.........17
      5.02  Access to Information...........................................18
      5.03  Consents........................................................19
      5.04  Public Announcements............................................19
      5.05  Confidentiality.................................................19
      5.06  Related Party Loans and Guarantees..............................20
      5.07  Escrow Agreement................................................20
      5.08  Updating of Schedule Information................................20
      5.09  Pre-Closing Actions.............................................20

ARTICLE VI  CLOSING CONDITIONS .............................................21

      6.01  Conditions to Each Party's Obligations to Effect the
            Transactions Contemplated Hereby................................21
      6.02  Conditions to the Obligation of Sellers to Effect the
            Transactions Contemplated Hereby................................22
      6.03  Conditions to the Obligations of Buyer to Effect the
            Transactions Contemplated Hereby................................23

ARTICLE VII  THE CLOSING AND CERTAIN CLOSING DELIVERIES ....................26

      7.01  Time and Place of Closing.......................................26
      7.02  Deliveries by Sellers...........................................26
      7.03  Deliveries by Buyer.............................................26

ARTICLE VIII  POST-CLOSING COVENANTS........................................27

      8.01  Expenses........................................................27
      8.02  Further Assurances..............................................27
      8.03  Commissions and Fees............................................28
      8.04  Sales and Transfer Taxes........................................28
      8.05  Other Tax Matters...............................................28
      8.06  Shareholder Claims..............................................29
      8.07  Nondisclosure; Noncompetition...................................30
      8.08  Indemnification.................................................31
      8.09  Defense of Claims...............................................32

ARTICLE IX  MISCELLANEOUS PROVISIONS........................................33

      9.01  Amendment and Modification......................................33
      9.02  Waiver of Compliance............................................33
      9.03  Survival........................................................33
      9.04  Notices.........................................................33
      9.05  Assignment......................................................34
      9.06  Governing Law...................................................34
      9.07  Arbitration.....................................................34
      9.08  Counterparts....................................................35
      9.09  Interpretation..................................................35
      9.10  Entire Agreement................................................35
      9.11  Specific Performance............................................36
      9.12  Severability of Covenants.......................................36
      9.13  Notice to Sellers; Actions by Sellers...........................36

ARTICLE X  TERMINATION AND ABANDONMENT......................................36

      10.01 Termination.....................................................36
      10.02 Procedure and Effect of Termination.............................37

                             EXHIBITS AND SCHEDULES


                                                          Page and Section
Exhibits              Description                             Reference
--------              -----------                         ----------------

   A                  Stock Ownership                       1   [ss.1.01]
   B                  Form of Escrow Agreement              4   [ss.2.01]

                                                          Page and Section
Schedules             Description                             Reference
--------              -----------                         ----------------

   3.01      Qualifications to do Business                  4  [ss.3.01]
   3.02      Stockholders Agreement                         4  [ss.3.02]
   3.04      Investments                                    5  [ss.3.04]
   3.07      Financial Statements                           6  [ss.3.07]
   3.09      Certain Changes and Events                     6  [ss.3.09]
   3.10      Property Liens                                 7  [ss.3.10]
   3.11      Proprietary Rights                             8  [ss.3.11]
   3.12      Real Property Leases                           8  [ss.3.12]
   3.13      Insurance                                      8  [ss.3.13]
   3.14      Labor Matters                                  9  [ss.3.14]
   3.15      Employee Benefit Plans                         9  [ss.3.15]
   3.16      Certain Contracts                              11 [ss.3.16]
   3.17      Legal Proceedings, Etc.                        12 [ss.3.17]
   3.18      Taxes                                          12 [ss.3.18]
   3.19      Environmental Matters                          13 [ss.3.19]
   3.21      Certain Interests                              14 [ss.3.21]
   3.22      Powers of Attorney;                            15 [ss.3.22]
                      Limitations on Competition
   3.23      Competing Interests                            15 [ss.3.23]
   5.01      Conduct of Business                            17 [ss.5.01]
                      Prior to Closing
   5.09(A)            Payoff Creditors                      20 [ss.5.09]
   5.09(B)            Stockholder Loans                     21 [ss.5.09]
   8.03      Finders Fees                                   28 [ss.8.03]

                           STOCK PURCHASE AGREEMENT

            STOCK PURCHASE AGREEMENT, dated as of December 19, 1997, among Tony
B. Gelbart, TWS Enterprises International Corp., MRM Investments, Inc., William
A. Mathis and Ralph S. D'Angelo (collectively "Sellers" and each individually a "Seller"), and Playtex Products, Inc., a Delaware corporation ("Buyer").

                            SUMMARY OF TRANSACTION

            Sellers own all the issued and outstanding shares of capital stock of Carewell Industries, Inc., a New York corporation (the "Company"). Buyer desires to purchase, and Sellers desire to sell, all of the outstanding shares of Common Stock, without par value ("Common Stock"), of the Company, upon the terms and subject to the satisfaction of the conditions set forth in this Agreement.

            To effect such transactions and in consideration of the mutual covenants, representations, warranties and agreements hereinafter set forth, and intending to be legally bound hereby, the parties hereto agree as follows:

                                   ARTICLE I

                      SALE OF STOCK AND TERMS OF PAYMENT

            1.01 The Sale. Upon the terms and subject to the satisfaction of the conditions contained in this Agreement, at the Closing (as hereinafter defined) each Seller will sell, assign, transfer and deliver to Buyer, and Buyer will purchase and acquire from each Seller, the number of shares of Common Stock set forth opposite each Seller's name on Exhibit A hereto.

            1.02 Consideration. Upon the terms and subject to the satisfaction of the conditions contained in this Agreement, in consideration of the aforesaid sale, assignment, transfer and delivery of the Common Stock, Buyer will pay or cause to be paid to Sellers the purchase price of $10,000,000, plus or minus the Estimated Adjustment determined pursuant to the terms of Section 1.04 hereof, plus or minus the Adjustment determined pursuant to the terms of Section 1.05 hereof (the "Purchase Price").

            1.03 Payment of Purchase Price.

            (a) The Purchase Price payment of $10,000,000 plus or minus the Estimated Adjustment shall be delivered as follows: (A) $1,000,000 will be delivered at Closing by wire transfer in immediately available funds to United States Trust Company of New York (the "Escrow Agent"), as escrow agent under the Escrow Agreement contemplated by Section 2.01(a) hereof; and

(B) the remainder shall be delivered to Sellers in cash at Closing and shall, at the Closing, (i) be wire transferred in immediately available funds to the account or accounts of Sellers at such bank or banks and in such accounts as Sellers specify in writing at least two business days prior to the Closing Date (as hereinafter defined), or (ii) be paid by such other means as are agreed upon by Sellers and Buyer. In addition, at Closing Buyer will pay to the holders of Stockholder Loans (as defined in Section 5.09 hereof) the Loan Purchase Price (as defined in Section 5.09 hereof) by wire transfer in immediately available funds to such bank accounts as such holders shall specify in writing at least two business days prior to the Closing Date.

            (b) If the Adjustment is a positive amount, then Buyer will pay to Sellers the amount of the Adjustment, such payment to be made within 10 business days after the final determination of the Purchase Price pursuant to Section 1.05(d) hereof. If the Adjustment is a negative amount, then Sellers will refund to Buyer the amount of the Adjustment, such payment to be made by Sellers (from the funds received pursuant to Section 1.03(a)(B) above) within 10 business days after the final determination of the Purchase Price pursuant to Section 1.05(d) hereof.

            (c) Each Seller shall receive or be entitled to receive a percentage of the Purchase Price equal to the percentage of the total outstanding Common Stock sold by such Seller, as set forth on Exhibit A hereto, and shall be obligated to satisfy a portion equal to such percentage of any refund of the Purchase Price which is required by Section 1.03(b) hereof.

            1.04 Estimated Adjustment. Four business days before the date of the scheduled Closing hereunder, Sellers will cause the Company to deliver to Buyer an estimated balance sheet (the "Estimated Balance Sheet") reflecting the Company's best estimate of the Closing Net Worth (as defined in Section 1.05 below) prepared in accordance with generally accepted accounting principles ("GAAP") which shall be applied consistently with those used to prepare the Company's November 1, 1997 balance sheet (the "Estimated Net Worth"). Buyer and its advisors shall be permitted access to the Company's books, records and work papers to review such estimated balance sheet prior to the Closing and if Buyer disputes any items in such estimated balance sheet it will be changed in such manner as the parties shall mutually agree at or before Closing. If (after any such agreed changes) the Estimated Net Worth is equal to $1,032,000, then the Estimated Adjustment will equal zero. If the Estimated Net Worth is greater than $1,032,000, then the Estimated Adjustment will be a positive amount equal to the amount by which the Estimated Net Worth exceeds $1,032,000. If the Estimated Net Worth is less than $1,032,000, then the Estimated Adjustment will be a negative amount equal to the amount by which the Estimated Net Worth is less than $1,032,000.

            1.05 Adjustment of Purchase Price.

            (a) Closing Inventory and Balance Sheet. As of the Closing Date, the parties will cause the Company to conduct a physical inventory of the Company in accordance with the standard physical inventory procedures of the Company. Buyer and Sellers, if they so elect, shall have the right to have their representatives or their independent certified public accountants observe the physical inventory to be conducted by the Company. Promptly after the Closing, Sellers will prepare or cause to be prepared (with the full cooperation of the Company's employees and full access to the Company's books and records) an unaudited balance sheet (the "Closing Balance Sheet") stating the net worth of the Company as of the close of business on the Closing Date and specifically including as liabilities (without limitation) all Stockholder Loans all Closing Payables (less any payable amounts forgiven by the creditors in connection with the payment of the Closing Payables) and all long term debt and accrued interest thereon, notwithstanding the repayment or purchase thereof as contemplated by
Section 5.09 hereof (the "Closing Net Worth"). As soon as reasonably possible after the Closing (and in any event no later than 30 days after the Closing
Date), Sellers will deliver to Buyer the Closing Balance Sheet. The Closing Balance Sheet shall be prepared and the Closing Net Worth shall be calculated in conformity with GAAP, which shall be applied consistently with those used to prepare the Company's November 1, 1997 balance sheet.

            (b) Review by Buyer. Following receipt of the Closing Balance Sheet, Buyer will be afforded a period of 60 days to review the Closing Balance Sheet, during which period Buyer and its advisors shall have the right to inspect the work papers generated by Sellers in preparation of the Closing Balance Sheet. At or before the end of such 60-day period, Buyer will either (i) accept the Closing Balance Sheet in its entirety, in which case the Closing Net Worth will be as stated in the Closing Balance Sheet, or (ii) deliver to Sellers written notice and a written explanation of those items in the Closing Balance Sheet which Buyer disputes, in which case the items identified by Buyer shall be deemed to be in dispute. Upon delivery by Buyer of such notice of dispute, the appropriate party shall make payment of the amount of the Adjustment which is not in dispute. Within a further period of 30 days from the end of the aforementioned review period, the parties and their accountants will attempt to resolve in good faith any disputed items. Failing such resolution, the unresolved disputed items will be referred for final binding resolution to a nationally-recognized firm of certified public accountants mutually acceptable to Buyer and Sellers. In such event the Closing Net Worth will be deemed to be as determined by such firm in accordance with the aforementioned accounting principles within 30 days of such reference. The decision of such firm will be nonappealable and incontestable by Buyer or Sellers and will not be subject to collateral attack for any reason.

            (c) Base-Line Net Worth. For purposes of this Agreement, the Base-Line Net Worth of the Company will be an amount equal to $1,032,000 plus or minus the Estimated Adjustment (as defined in section 1.04 above).

            (d) Amount of Adjustment. If the Closing Net Worth is equal to the Base-Line Net Worth, then the Adjustment will equal zero. If the Closing Net Worth is greater than the Base-Line Net Worth, then the Adjustment will be a positive amount equal to the amount by which the Closing Net Worth is greater than the Base-Line Net Worth. If the Closing Net Worth is less than the Base-Line Net Worth, then the Adjustment will be a negative amount equal to the amount by which the Closing Net Worth is less than the Base-Line Net Worth. The Purchase Price will finally be determined on the date the amount of the Adjustment is finally determined.

                                  ARTICLE II

                               RELATED AGREEMENT

            2.01 Related Agreement. Simultaneously with the Closing hereunder an Escrow Agreement (the "Escrow Agreement") among Sellers, Buyer and the Escrow Agent in the form of Exhibit B hereto shall be executed and delivered by the parties.

                                  ARTICLE III

                        REPRESENTATIONS AND WARRANTIES
                                  OF SELLERS

            As an inducement to Buyer to enter into this Agreement, each Seller jointly and severally represents and warrants to Buyer that as of the date hereof and as of the Closing Date:

            3.01 Organization; Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of New York. The Company has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now conducted. The Company is in good standing in the State of Florida and in each of the other jurisdictions set forth in Schedule 3.01 hereto in which it is qualified or registered to do business as a foreign corporation. The Company is not required to be qualified or licensed to do business as a foreign corporation in any other jurisdiction in which the Company owns, leases or operates property or otherwise conducts business and the Company has not received notice from any governmental agency or authority that it is required to register or qualify to do business as a foreign corporation in any jurisdiction other than such jurisdictions in which it has already registered. The Company does not have any subsidiaries. Sellers have heretofore delivered to Buyer complete and correct copies of the Certificate of Incorporation and By-Laws (or similar governing documents) of the Company as currently in effect.

            3.02 Capitalization. The total authorized capital stock of the Company consists of 200 shares of Common Stock, of which 130.2 shares are issued and outstanding. Each Seller represents as to himself (or herself) that such Seller owns beneficially and of record such number of shares of Common Stock as are set forth opposite such Seller's name in Exhibit A hereto. Other than this Agreement and as set forth in Schedule 3.02 hereto, (a) there is no subscription, option, warrant, call, right, agreement or commitment relating to the issuance, sale, delivery or transfer (including any right of conversion or exchange under any outstanding security or other instruments) by the Company, or by any Seller, of the Common Stock or other capital stock of the Company, and
(b) there are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any outstanding shares of capital stock of the Company.

            3.03 Title to Stock. Each Seller represents as to himself (or herself) that such Seller owns and at the Closing will own the shares of Common Stock listed opposite such Seller's name in Exhibit A hereto free and clear of all pledges, security interests, liens, charges, encumbrances, equities, claims, options or limitations affecting such Seller's ability to vote such shares or to transfer such shares to Buyer other than the stockholders agreement described in
Schedule 3.02, which Sellers agree to terminate prior to Closing. At the Closing each Seller will transfer, assign and deliver good title to such shares of Common Stock to Buyer, free and clear of all pledges, security interests, liens, charges, encumbrances, equities, claims, options or limits of whatever nature.

            3.04 Investments. Schedule 3.04 hereto sets forth each of the equity or similar investments of the Company, directly or indirectly, in or with any subsidiary, corporation, partnership, limited liability company, association, joint venture or other entity. Except as described in Schedule 3.04, no such investment is subject to any restriction (contractual, statutory or otherwise) which would impair the Company's ability to dispose of any such investment at any time, and all of such investments are owned free and clear of any lien, claim, charge, pledge, security interest, option or other legal or equitable encumbrance.

            3.05 Authority Relative to this Agreement. Each Seller represents and warrants, as to himself (or herself), (a) that such Seller has full legal power and authority to execute and deliver this Agreement and the Escrow Agreement and to consummate the transactions contemplated hereby and thereby,
(b) that this Agreement has been duly and validly executed and delivered by such Seller and constitutes a valid and binding obligation of such Seller, enforceable against such Seller in accordance with its terms, and (c) that the Escrow Agreement will, when executed and delivered by such Seller at Closing, constitute a valid and binding obligation of such Seller, enforceable against such Seller in accordance with its terms.

            3.06 Consents and Approvals; No Violation. Neither the execution and delivery of this Agreement and the Escrow Agreement by Sellers, the sale by Sellers of the Common Stock pursuant to this Agreement nor the consummation of the other transactions contemplated by this Agreement and the Escrow Agreement will (a) conflict with or result in any breach of any provision of the Certificate of Incorporation or By-Laws (or other similar governing documents) of the Company, (b) require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority other than those that have been made or obtained; (c) result in a default (or give rise to any right of termination, cancellation or acceleration) under the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which the Company is a party or by which the Company or any of its assets may be bound, except for such defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents have been obtained; (d) result in the creation of any encumbrance, security interest, equity or right of others upon any of the properties or assets of the Company or under the terms, conditions or provisions of any agreement, instrument or obligation to which the Company or any of its assets may be bound or affected; or (e) violate any order, writ, injunction, decree, law, statute, rule or regulation applicable to Sellers or the Company or any of its assets.

            3.07 Financial Statements. Sellers have previously furnished to Buyer a true and correct copy of (a) the balance sheets of the Company as at December 31, 1996, prepared by the Company's certified public accountants; (b) the related income statements and cash flow statements of the Company for the fiscal year ended December 31, 1996; and (c) the pro-forma balance sheet and income statement of the Company for the 10 months ended November 1, 1997 (collectively referred to hereinafter as the "Financial Statements"). The balance sheets included in the Financial Statements (including the related notes thereto) present fairly the financial position of the Company as of their respective dates, and the related income statements included in the Financial Statements (including the related notes thereto) present fairly the results of operations of the Company for the periods then ended, all in conformity with generally accepted accounting principles applied on a consistent basis, except as otherwise noted therein or as disclosed on Schedule 3.07 hereto. The Financial Statements dated at and as of November 1, 1997 are hereinafter referred to as the "Recent Financial Statements".

            3.08 Undisclosed Liabilities. The Company has no liabilities or obligations, secured or unsecured (whether absolute, accrued, contingent or otherwise, and whether due or to become due), which (i) are in existence on the date hereof and are not fully reflected or reserved against in the Recent Financial Statements, except those which have been incurred in the ordinary course of business since the date thereof, or (ii) will be in existence on the Closing Date and will not, as of the Closing Date, be fully reflected or reserved against in the Closing Balance Sheet; and none of Sellers or the Company know of any basis for any claim against the Company of any liability or obligation of such nature not fully reflected or reserved against in the Recent Financial Statements or that will not be fully reflected or reserved against in the Closing Balance Sheet.

            3.09 Absence of Certain Changes and Events. Except as otherwise contemplated by this Agreement, between the date of the Recent Financial Statements and the Closing Date:

            (a) the business of the Company has been and will be conducted only in the ordinary course and substantially in the manner that such business was heretofore conducted (including, without limitation, with respect to inventory levels, sales levels, promotional programs, distribution, spending and pricing), and there has not been, except in the ordinary course and consistent with past practice:

                  (i) any purchase or other acquisition of property, any sale, lease or other disposition of property, or any expenditure in excess of $100,000 in the aggregate not disclosed on Schedule 3.09;

                  (ii) any material incurrence of liability not disclosed on
            Schedule 3.09; or

                  (iii) any encumbrance or consent to encumbrance of any
            property or assets in excess of $100,000 in the aggregate not disclosed on Schedule 3.09;

            (b) the Company has not entered into any agreement or transaction which, based upon the good faith application of its best business knowledge and experience, has resulted or will result in a transfer of assets for other than full and fair consideration;

            (c) there has been no change in the condition (financial or otherwise), assets, liabilities, business, results of operations, licenses, permits, franchises or affairs of the Company which has had or is likely to have a material adverse effect on the business, financial condition or results of operations of the Company nor are Sellers aware of any public controversy critical of the Company of any of its products or its manufacture of products other than isolated customer and consumer complaints in the ordinary course of business;

            (d) there has not been any damage, destruction or casualty loss materially adversely affecting the business, results of operations or financial condition of the Company;

            (e) there has not been any change by the Company in accounting methods, principles or practices;

            (f) there has not been any issuance, sale, encumbrance, or gift of any capital stock of the Company or of any option, security convertible into or right to purchase any such capital stock; and

            (g) to the best of Sellers' knowledge, there has been no threatened occurrence or development relating to the business, operations, financial condition or affairs of the Company which would materially adversely affect the business, operations, financial condition, prospects or affairs of the Company.

            3.10 Title and Condition of Assets. The Company has good and marketable title to all of the properties and assets which it purports to own, including without limitation the properties reflected in the Recent Financial Statements (other than those which have been disposed of since the date of the Recent Financial Statements in the ordinary course of business consistent with the practices of the Company in the last fiscal year), free and clear of all liabilities, obligations, mortgages, security interests, pledges, liens, claims, charges, title defects or other encumbrances ("Liens") other than the Liens described in Schedule 3.10 hereto, all of which Liens (if any) will have been discharged and eliminated at or prior to the Closing. The Company's assets (including, without limitation, all product molds) are in good working condition, reasonable wear and tear excepted. Except as set forth in Schedule
3.11 hereto, the Company is the owner of all assets (including, without limitation, all properties, rights, claims, inventories, receivables, product molds, customer lists, intellectual property, intangibles and goodwill, wherever located) used in the business of selling toothbrushes, toothpaste, floss and other dental products under the "Dentax" brand.

            All of the Company's inventories are in good and marketable condition and are first-quality and usable in the present normal business operations of the Company's business. No products now being made by or for the Company are adulterated, or misbranded, contaminated, damaged or defective in any respect, and all such products are in full compliance with all federal, state and local regulations as to manufacturing, contents, efficacy, labeling and distribution, and all claims and descriptions for such products, in the manner now used on such products or in advertising therefor, are lawful and not materially misleading.

            All accounts and notes receivable which will be included in the Closing Balance Sheet will be valid and existing obligations payable to the Company in accordance with their terms and fully collectible in the aggregate recorded amounts thereof, less the allowance for bad debts, if any, set forth in the Closing Balance Sheet.

            3.11 Proprietary Rights. Schedule 3.11 hereto sets forth a complete list of all patents, patent applications, trademarks, trademark applications, service marks, service mark applications, trade secrets, trade names, copyrights, licenses, inventions, drawings, designs, formulae, processes, proprietary know-how or commercial or technical information, or other rights with respect thereto (collectively referred to as "Proprietary Rights") which are held or owned or licensed by the Company; and no other Proprietary Rights are used or necessary in connection with the Company's business. Except as set forth in Schedule 3.11, no one has asserted to the Company or to any Seller, and none of the Sellers has any knowledge, that the operations of the Company conflict with or infringe upon any Proprietary Rights owned by any other person.

            3.12 Real Property Leases. The Company does not own any real property. Schedule 3.12 hereto sets forth the only real property lease under which the Company is a lessee. Such lease is valid and binding, and is in full force and effect; there are no existing defaults by the Company thereunder; no event has occurred which (whether with or without notice, lapse of time, or both) would constitute a default thereunder by the Company. Sellers have delivered or made available to Buyer true and complete copies of such lease. Sellers have agreed to cause the Company to terminate or assign to a third party such lease effective as of the date which is 60 days following the Closing.

            3.13 Insurance. All policies of fire, products liability, general liability, worker's compensation and other forms of insurance (including "key-man" insurance policies covering any of Sellers or other key employees of the Company in which the Company is a beneficiary or named insured) owned or held by and insuring the Company are set forth on Schedule 3.13 hereto and such policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the Closing Date have been paid, and no notice of cancellation or termination has been received with respect to any such policy which was not replaced on substantially similar terms prior to the date of such cancellation or termination. Except as set forth in Schedule 3.13, such policies will not in any way be affected by or terminate or lapse by reason of the transactions contemplated by this Agreement (provided, however, that the parties recognize that certain life insurance policies covering the life of Tony B. Gelbart will be assigned to and assumed by him on or prior to the Closing Date). The insurance policies to which the Company is a party are sufficient for compliance with all requirements of applicable laws and of all agreements to which the Company is a party or by which the Company is bound. Except as set forth on Schedule 3.13, in the three years preceding the date of this Agreement, the Company has not been refused any insurance with respect to its assets or operations or had its coverage limited by any insurance carrier to which it has applied for any such insurance or with which it has carried insurance.

            3.14 Labor Matters. Except as set forth in Schedule 3.14, (a) the Company is in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and is not engaged in any unfair labor practice; (b) there is no unfair labor practice complaint against the Company pending or threatened before the National Labor Relations Board or any other tribunal; (c) there is no labor strike, dispute, slowdown or stoppage actually pending or, to the best of Sellers' knowledge, threatened against or affecting the Company; (d) the Company has received no notice that any representation or petition respecting the employees of the Company has been filed with the National Labor Relations Board; (e) no grievance nor any arbitration proceeding arising out of or under any collective bargaining agreements is pending against the Company; and (f) the Company has not experienced any strike or work stoppage or other industrial dispute involving its employees in the past five years. Sellers have agreed to cause the Company to terminate the employment of all of the Company's employees as of the date which is 30 days following the Closing Date.

            3.15 Employee Benefit Plans; ERISA.

            (a) Except as set forth in Schedule 3.15 hereto, the Company does not maintain, administer or otherwise contribute to any "employee benefit plan," as defined in section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), whether or not such plan is subject to any of the provisions of ERISA, or any qualified or non-qualified current or deferred compensation (other than base salary and base wages), bonus, incentive compensation, stock right, stock option, stock appreciation right, severance pay, retirement, pension, profit- sharing, stock bonus, salary continuation, tuition assistance dependent care assistance, legal assistance, vacation, fringe benefit (cash and non-cash), group or individual health, medical, dental, vision, disability, life insurance or survivor benefit or similar plan, policy or arrangement, which covers any employee, self-employed individual or beneficiary of any employee or self-employed individual, whether active or retired, of the Company (any such plan being herein referred to as an "Employee Plan"). The Company has no commitment to create any additional Employee Plans. Except as set forth in Schedule 3.15, (i) none of such Employee Plans is a money purchase plan or a defined benefit plan, and (ii) none of such Employee Plans is a "multi-employer plan" as defined in Section 3(37) of ERISA and the Company has not been obligated to make a contribution to any "multi-employer plan" within the past five years. The Company would have no withdrawal liability if it withdrew from any "multi-employer plan" in which it participates. Each of the Employee Plans that is intended to be qualified under Section 401(a) of the Internal Revenue Code (the "Code") has been determined by the Internal Revenue Service ("IRS") to be so qualified, such determination by the IRS covers the most recent restatement of each such Employee Plan, such determination may be relied upon by the Company as of the Closing Date, any amendment upon which any such determination is conditioned has been duly adopted by the Company and the Company is not aware of any fact which would adversely affect the qualified status of any such Employee Plan.

            (b) True and complete copies of each Employee Plan, including all amendments thereto and related trust or other funding agreements and the latest financial statements thereof, have been heretofore delivered to Buyer, together with (i) a true and complete copy of the three most recent annual reports (if required by law) for each such plan including any and all schedules, opinions and attachments thereto prepared in connection with any such reports, (ii) a copy of the most recent summary plan description and summary of material modifications of each such plan, and (iii) for each Employee Plan intended to be covered under Section 401(a) of the Code, a copy of the most recent IRS determination letter and the application therefore. None of the Company, Sellers, any Employee Plan, any "party in interest" as defined in section 3(14) of ERISA or any "disqualified person" as defined under Section 4975 of the Code has engaged in a "prohibited transaction", as defined in Section 406 of ERISA or
Section 4975 of the Code, with respect to any Employee Plan which could subject any of them or Buyer to liability or penalty under Section 409 or 502(i) of ERISA or Section 4975 of the Code.

            (c) The Company, and each fiduciary for each of the Employee Plans, is in compliance with the terms of the Employee Plans and with the requirements of any and all laws, statutes, orders, decrees, rules and regulations, including but not limited to ERISA, applicable to each such plan. The Company has not failed to make any contribution to, or to pay any amount due and owing, as required by applicable law or by the terms of any Employee Plan, or to avoid a funding deficiency, to or with respect to any Employee Plan as of the last day of the most recent plan year of each of such plans ended prior to the Closing Date. Schedule 3.15 contains a reasonable estimate of all liabilities of the Company accrued under the Employee Plans through and as of the date therein specified and Sellers undertake to amend such Schedule at the Closing to reflect any material changes occurring subsequent to such date.

            (d) There is no pending or, to the best of the knowledge of the Company or Sellers, threatened legal action, arbitration or other proceedings or investigations against the Company or any Employee Plan with respect to any Employee Plan, other than routine claims for benefits, which could result in liability to any such Employee Plan, the Company or Buyer, and there is no basis for any such legal action or proceeding.

            (e) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not result in payment (either of severance pay or otherwise) becoming due from any of the Employee Plans, the Company, Sellers or Buyer to any current or former employee or self-employed individual, and will not result in the payment, vesting, acceleration or increase of any benefit payable under any Employee Plan to any current or former employee or self-employed individual.

            (f) There does not exist any liability , obligation or claim (other than a routine claim for benefits) resulting from, relating to or arising out of any Employee Plan, or any liability, obligation or claim (other than a routine claim for benefits) resulting from, relating to or arising out of any employee benefit plan, as defined in section 3(3) of ERISA, maintained by an employer which, with the Company, is considered to be, or to be part of, a single employer under Section 414(b), (c), (m) or (o) of the Code, including, but not limited to, any liability, obligation or claim (other than a routine claim for benefits) in connection with a "multi-employer plan" as defined in Section 3(37) of ERISA, or in connection with the Consolidated Omnibus Budget Reconciliation Act of 1985 (COBRA).

            (g) Sellers agree to cause the Company to terminate all Employee Plans as of the date which is 30 days following the Closing Date.

            3.16 Certain Contracts and Arrangements. Except as listed in
Schedule 3.16 hereto, the Company is not a party to or bound by any written or oral: (a) employment, consulting, compensation or similar agreement or understanding which is not terminable at will by the Company (without penalty or liability on the part of the Company) on 30 or fewer days' notice; (b) indenture, mortgage, note, installment obligation, agreement or other instrument relating to the borrowing of money in excess of $10,000 in any one case or $25,000 in the aggregate by the Company or the guaranty of any obligation for the borrowing of money in excess of $10,000 in any one case or $25,000 in the aggregate by the Company; (c) contract manufacturing, product or inventory purchase or other similar agreements; (d) license agreements relating to Proprietary Rights, software or other intangible assets; or (e) agreement which
(i) is not terminable by the Company on 30 or fewer days' notice at any time without penalty, (ii) has a remaining term, as of the date of this Agreement, of over one year in length of obligation on the part of the Company; or (iii) involves the receipt or payment by the Company on or after the date hereof of more than $25,000. There is not, under any of the aforesaid obligations, any default or event which, with notice or lapse of time, or both, would constitute a default on the part of the Company, except such events of default and other events as to which requisite waivers or consents have been obtained or which would not, in the aggregate, have a material adverse effect on the business, results of operations or financial condition of the Company. The broker commission agreements described in Schedule 3.16 are all in substantially the form of the sample broker commission agreement delivered by the Company to Buyer and are all terminable by the Company without penalty on not more than 30 days notice of termination by the Company.

            Schedule 3.16 also lists all indentures, mortgages, notes, installment obligations, agreements or other instruments relating to the borrowing of money, regardless of amount, by any

Seller, any officer, director, employee or stockholder of the Company or any relative or other affiliate of any of the foregoing, from the Company or the guarantee by the Company of, or the contractual obligation of the Company to be responsible for, any obligation for the borrowing of money or otherwise by such persons ("Related Party Loans and Guarantees"), including the amount thereof, the parties thereto and a brief description thereof.

            3.17 Legal Proceedings, Etc. Except as listed in Schedule 3.17 hereto, there is no claim, action, proceeding or investigation which is pending or, to the best of Sellers' knowledge, any basis for or any threatened claim, action, proceeding or investigation, against or relating to the Company before any court, arbitrator or governmental or regulatory authority or body acting in an investigative or adjudicative capacity and the Company is not subject to any outstanding order, writ, injunction or decree which adversely affects the business, operations or financial condition of the Company. Schedule 3.17 also contains a complete list of all such claims, actions, proceedings and investigations against or relating to the Company during the five years prior to the date of this Agreement and a description of the disposition thereof.

            3.18 Taxes.

            (a) Except as set forth on Schedule 3.18 hereto, (i) all Tax Returns (as hereinafter defined) required to be filed on or before the Closing Date have been filed by or on behalf of the Company and all Taxes (as hereinafter defined) shown to be due on such Tax Returns have been paid or will be provided for in full in the Estimated Balance Sheet and the Closing Balance Sheet; (ii) all accruals or reserves for Taxes reflected in the Recent Financial Statements are adequate to cover Taxes accruing with respect to or payable by the Company through the date thereof and the Company has not incurred or accrued any liability for Taxes subsequent to such date other than those incurred or accrued in the ordinary course of business, all of such Tax liabilities will be fully and adequately accrued or reserved for in the Estimated Balance Sheet and the Closing Balance Sheet; (iii) all Tax Returns filed or required to be filed on or before the Closing by the Company are or will be true, correct and complete in all material respects; (iv) no Tax Return of the Company has been audited by the relevant authorities, and the Company has not received any notice that any Tax Return is under examination; (v) no extension of the statute of limitations with respect to any claim for Taxes has been granted by the Company; and (vi) there are no liens for Taxes upon the assets of the Company except liens for Taxes not yet due.

            (b) For purposes of this Agreement, the term "Taxes" shall mean all taxes, charges, fees, levies or other assessments, including, without limitation, income, gross receipts, excise, property, sales, transfer, gains, use, value added, withholding, license, occupation, privileges, payroll and franchise taxes, imposed by the United States, or any state, local or foreign government or subdivision or agency thereof; and such term shall include any interest, penalties or additions to tax attributable to such assessments. For purposes of this Agreement, the term "Tax Return" shall mean any report, statement, return or other information required to be supplied by the Company to a taxing authority in connection with Taxes.

            3.19 Environmental Matters.

            (a) Except as set forth in Schedule 3.19 hereto, (i) the Company is in compliance with all environmental laws, regulations, permits and orders applicable to it, and with all laws, regulations, permits and orders governing or relating to asbestos removal and abatement; (ii) the Company has not transported, stored, treated or disposed, or allowed or arranged for any third parties to transport, store, treat or dispose, of any Hazardous Substances or other waste to or at any location other than a site lawfully permitted to receive such Hazard Substances or other waste for such purposes, or had performed, arranged for or allowed by any method or procedure such transportation, storage, treatment or disposal in contravention of any laws or regulations, nor has the Company disposed, or allowed or arranged for any third parties to dispose of, Hazardous Substances or other waste upon property owned or leased by it; (iii) there has not occurred, nor is there presently occurring, a Release of any Hazardous Substance on, into or beneath the surface of any parcel of real property in which the Company has an ownership interest or any leasehold interest; (iv) the Company has not transported or disposed, or allowed or arranged for any third parties to transport or dispose, any Hazardous Substance or other waste to or at a site which, pursuant to the U.S. Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA") or any similar law, (A) has been placed on the National Priorities List or its state equivalent, or (B) the Environmental Protection Agency or the relevant state agency has proposed or is proposing to place on the National Priorities List or its state equivalent; (v) the Company has not received notice and has no knowledge of any facts which could give rise to any notice, that the Company is a potentially responsible party for a federal or state environmental cleanup site or for corrective action under CERCLA or any other applicable law or regulation or notice of any other Environmental Claim;
(vi) the Company has not received any written or oral request for information in connection with any federal or state environmental cleanup site and has not undertaken (or been requested to undertake) any response or remedial actions or cleanup actions of any kind at the request of any federal, state or local governmental entity, or at the request of any other person or entity; (vii) there are no laws, regulations, ordinances, licenses, permits or orders relating to environmental or worker safety matters requiring any work, repairs, construction or capital expenditures with respect to the assets or properties of the Company; and (viii) Schedule 3.19 identifies (A) all environmental audits, assessments or occupational health studies undertaken by the Company or its agents or by any governmental agencies with respect to the operations or properties of the Company; (B) the results of any groundwater, soil, air or asbestos monitoring undertaken with respect to any real property owned or leased by the Company; (C) all written communications of the Company with environmental agencies; and (D) all citations issued with respect to the Company under the Occupational Safety and Health Act (29 U.S.C. Sections 651 et seq.).

            (b) For the purposes of this Agreement, "Environmental Claim" shall mean any demand, claim, governmental notice or threat of litigation or the actual institution of any action, suit or proceeding at any time by a person other than the parties which asserts that an Environmental Condition constitutes a violation of or otherwise may give rise to any liability or obligation under, any statute, ordinance, regulation, or other governmental requirement or the common law, including, without limitation, any such statute, ordinance, regulation, or other governmental requirement relating to the emission, discharge, or release of any Hazardous Substance into the environment or the generation, treatment, storage, transportation, or disposal of any Hazardous Substance. "Environmental Condition" shall mean the presence on the Closing Date, whether discovered or undiscovered on the Closing Date, in surface water, ground water, drinking water supply, land surface, subsurface strata or ambient air of any pollutant, contaminant, industrial solid waste or Hazardous Substance arising out of or otherwise related to the operations or other activities of the Company, or of any predecessor in interest or line of business to the Company, conducted or undertaken prior to the Closing Date. "Hazardous Substance" shall mean any substance defined in the manner set forth in Section 101(14) of the U.S. Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and shall include any additional substances designated under Section 102(a) thereof. "Release" shall mean releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment.

            3.20 Compliance with Law. The Company has conducted its business in compliance with, and is in compliance with, all applicable foreign, federal, state and local laws and regulations and all orders, judgments, decrees or rules of any foreign, federal or state court or governmental authority, or regulatory agency or authority. The Company holds all licenses, registrations, rights, permits and other governmental authorities, and has made all necessary governmental submissions, which are required in connection with the conduct of the Company's business.

            3.21 Certain Interests.

            (a) Except as disclosed in Schedule 3.21 hereto (and except for Related Party Loans and Guarantees disclosed in Schedule 3.16), each Seller represents, as to himself (or herself), and represents to the best of such Seller's knowledge as to any other person, that no Seller or any officer, director, employee or stockholder of the Company or any relative or other affiliate of any of the foregoing, has any material interest in any property, real or personal, tangible or intangible, used in or pertaining to the business of the Company and no such person is indebted to the Company. Except as disclosed in Schedule 3.21, the Company is not indebted to or required to indemnify or hold harmless any such person except for amounts due under normal salary and for reimbursement of ordinary business expenses and the consummation of the transactions contemplated by this Agreement will not (either alone or upon the occurrence of any act or event, or with the lapse of time, or both) result in any payment (severance or other) becoming due from the Company to any such person.

            (b) Schedule 3.21 hereto contains a complete and correct list and brief description of (i) all contracts and other transactions entered into within the past three years involving the Company with respect to which any officer, director, employee or stockholder of the Company, or any relative or other affiliate of any of the foregoing, is or was a party or is or was otherwise interested (other than an interest existing solely by virtue of, arising solely from and limited solely to, his position as an officer, director or stockholder of the Company, and (ii) the amount of all compensation paid for services rendered during each of the three calendar years prior to the date of Closing as well as the aggregate amount of all such payments made in the current calendar year through the date hereof to any Seller by or on behalf of the Company regardless of the materiality thereof. Except as set forth in Schedule 3.21, each Seller represents, as to himself (or herself) and to the best of such Seller's knowledge as to the other Sellers, that no Seller has had any direct or indirect interest in any competitor, customer, supplier or other person, firm or corporation that has had any material business relationship or material transaction with the business of the Company during the last three years, nor is any of the foregoing a party to, nor the owner of property that is the subject of, any business arrangement with the Company.

            3.22 Powers of Attorney, Absence of Limitation on Competition. Except as set forth in Schedule 3.22, (a) no material power of attorney or similar authorization given by the Company presently is in effect or outstanding, and (b) no contract or agreement to which the Company is a party or is bound or to which any of its properties or assets is subject limits the freedom of the Company to compete in any line of business or with any person or to treat confidentially any information of any third party. Except as specifically disclosed in Schedule 3.22, the Company is not contractually restricted from marketing any of its products in any territory in the world.

            3.23 Competing Interests. Except as set forth in Schedule 3.23 hereto, each Seller represents as to himself (or herself), and to the best of such Seller's knowledge as to any other person, that neither Sellers nor any director or officer of the Company has any direct or indirect interest in any person which competes with, is a customer or sales agent of or is engaged in any business of the kind being conducted by the Company (other than shares of publicly traded companies which represent less than 5% of the outstanding capital stock of such companies), and neither Sellers nor any director or officer of the Company has any interest, directly or indirectly, in any contract with, commitment or obligation of or to, or claim against the Company.

            3.24 Full Disclosure. All information furnished in the Schedules hereto is, and as of the Closing Date shall be, correct and complete (without reference to any document or information separately provided to Buyer) in all respects. No representation or warranty of any Seller and no information, Schedule or certificate furnished or to be furnished by or on behalf of any Seller to Buyer, its affiliates or its agents pursuant to or in connection with this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statement contained herein or therein not misleading.

            3.25 Stockholder Loans. The Stockholder Loans represent valid indebtedness owing by the Company to the Sellers (or affiliates of Sellers) who are the holders thereof (the "Holders"); and such Holders are the beneficial owners of such Stockholder Loans, free and clear of all Liens, and have made no prior endorsement or assignment of any such Stockholder Loans.

Upon delivery to Buyer at Closing of the Notes representing the Stockholder Loans duly endorsed by the Holders for transfer to Buyer, Buyer will obtain good title to such Notes, free and clear of all Liens.

            3.26 Representations and Warranties True at the Closing Date. The representations and warranties of Sellers herein and in any Schedule attached hereto shall be true and complete at the Closing Date with the same effect as though made at and as of such time.

                                  ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF BUYER

            Buyer represents and warrants to Sellers as follows:

            4.01 Organization. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now conducted.

            4.02 Authority Relative to this Agreement. Buyer has full corporate power and authority to execute and deliver this Agreement and the Escrow Agreement and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Escrow Agreement and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by requisite corporate action taken on the part of Buyer and no other corporate proceedings on the part of Buyer are necessary to authorize this Agreement and the Escrow Agreement or to consummate the transactions contemplated hereby and thereby. This Agreement has been duly and validly executed and delivered by Buyer and constitutes a valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms.

            4.03 Consents and Approvals; No Violation. Neither the execution and delivery of this Agreement and the Escrow Agreement by Buyer, nor the purchase by Buyer of the Common Stock pursuant to this Agreement, nor the consummation of the other transactions contemplated by this Agreement and the Escrow Agreement, will (a) conflict with or result in any breach of any provision of the Certificate of Incorporation or By-Laws of Buyer; or (b) require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, except where the failure to obtain such consent, approval, authorization or permit, or to make such filing or notification, would not have a material adverse effect on the business, results of operations or financial condition of Buyer and its subsidiaries, taken as a whole, or adversely affect the ability of Buyer to consummate the transactions contemplated hereby, other than those which have been made or obtained; or (c) result in a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, agreement, lease or other instrument or obligation to which Buyer is a party or by which its assets may be bound, except for such defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents have been obtained and which defaults, in the aggregate, would have a material adverse effect on the business, results of operations or financial condition of Buyer and its subsidiaries, taken as a whole, or would adversely affect the ability of Buyer to consummate the transactions contemplated hereby; or (d) violate any order, writ, injunction, decree, law statute, rule or regulation applicable to Buyer or any of its assets, which violation would have a material adverse effect on the business, results of operations or financial condition of Buyer and its subsidiaries, taken as a whole, or would adversely affect the ability of the Buyer to consummate the transactions contemplated hereby.

            4.04 Acquisition of Stock for Investment. Buyer is acquiring the shares of Common Stock for investment and not with a view toward, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling such shares of Common Stock. Buyer agrees that such shares of Common Stock may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act of 1933, as amended, except pursuant to an exemption from registration available under such Act. Buyer acknowledges that it has such knowledge and experience as is necessary to evaluate an investment in the Company's Common Stock.

                                   ARTICLE V

                           COVENANTS PENDING CLOSING

            5.01 Conduct of Business of the Company Prior to the Closing. Except as contemplated by this Agreement, during the period from the date of this Agreement to the Closing Date, Sellers will cause the Company to conduct its business and operations in, and only in, the ordinary course of business and substantially in the manner heretofore conducted. Without limiting the generality of the foregoing, and, except as contemplated in this Agreement or as described in Schedule 5.01 hereto, prior to the Closing Date, without the prior written consent of Buyer, Sellers will not permit the Company to:

            (a) create, incur or assume any indebtedness for money borrowed, including obligations in respect of capital leases, except in the ordinary course of business and consistent with the practices of the business of the Company in the last fiscal year; or incur any material liabilities or obligations other than in the ordinary course of business consistent with past practices; or assume, guarantee, endorse or otherwise become liable or responsible (whether directly or contingently or otherwise) for the obligations of any person; provided, that the Company may endorse negotiable instruments for collection in the ordinary course of business;

            (b) increase the rate or terms of compensation payable or to become payable by the Company to Sellers or their affiliates or to its other directors, officers, employees or commission sales personnel; or increase the rate or terms of any bonus, insurance, pension or other employee benefit plan, payment or arrangement made to, for or with the directors, officers, employees or sales personnel of the Company; or enter into any new employment agreement or modify the terms of any existing employment agreement;

            (c) enter into any agreement, commitment or transaction (including without limitation any borrowing, capital expenditure or capital financing), involving payments or obligations in excess of $25,000 other than in the ordinary course of business;

            (d) amend the Certificate of Incorporation or By-Laws of the Company;

            (e) accept any equity infusion or issue, sell, encumber or gift any shares of the capital stock of the Company, or issue or sell any securities convertible into, or options with respect to, or warrants to purchase or rights to subscribe to, any shares of the capital stock of the Company;

            (f) sell, transfer, mortgage, encumber or otherwise dispose of any of the assets of the Company, except in the ordinary course of business consistent with past practice;

            (g) make any material investment, by purchase of stock or securities, contributions to capital, property transfer or purchases of any property or assets, in any individual, corporation or other entity; or

            (h) agree or make any commitment to take any actions prohibited by this Section 5.01.

            5.02 Access to Information. Between the date of this Agreement and the Closing Date, Sellers will cause the Company, during ordinary business hours, to (a) give Buyer and its authorized representatives and advisors access to all books, records, contracts, documents, offices and other facilities and properties of the Company, (b) permit Buyer to make such inspections thereof as Buyer may reasonably request, and (c) cause its officers and advisors to furnish Buyer with such financial and operating data and other information with respect to the business and properties of the Company as Buyer may from time to time reasonably request; in addition, Sellers will cause the Company's accountants to make their personnel, their work papers and such other requested documentation relating to their work papers and to their audits of the books and records of the Company available to Buyer and its advisors and representatives.

            5.03 Consents. The parties hereto will use their best efforts to obtain consents, if any, of all persons and governmental authorities necessary to the consummation of the sale of the Common Stock and the other transactions contemplated by this Agreement and the Escrow Agreement.

            5.04 Public Announcements. Sellers agree that prior to the Closing neither Sellers nor the Company will make any press releases or other statements with respect to this Agreement or the transactions contemplated hereby, and Sellers will consult with Buyer before issuing any press release or otherwise making any public statement with respect to this Agreement and the transactions contemplated hereby after the Closing, and shall not issue any such press release or make any such public statement unless the content thereof is approved by Buyer. Buyer will also consult with Sellers prior to making any press release or otherwise making any public statement with respect to this Agreement and the transactions contemplated hereby.

            5.05 Confidentiality.

            (a) All information furnished by Buyer (or its agents and representatives) to any of Sellers or the Company (or their agents and representatives) or furnished by any or all such latter parties to Buyer (or its agents and representatives) pursuant hereto shall be treated as the sole property of the party furnishing the information until the Closing Date and, if the Closing shall not occur, the party receiving the information shall return to the party which furnished such information all copies of any documents or other materials containing, reflecting or referring to such information, shall use its best efforts to keep confidential all of such information regarded as confidential by the party supplying such information, and shall not directly or indirectly use such information for any competitive or other commercial purpose. The obligation to keep such information confidential shall not apply to (i) any information which (w) the party receiving the information can establish by convincing evidence was already in its possession prior to the disclosure thereof by the party furnishing the information, (x) was then generally known to the public, (y) became known to the public through no fault of the party receiving the information; or (z) was disclosed to the party receiving the information by a third party not bound by an obligation of confidentiality to the party furnishing the information; or (ii) disclosures in accordance with an order of a court of competent jurisdiction.

            (b) Sellers on the one hand, and Buyer on the other hand, agree, whether or not the Closing shall occur, to maintain, and to cause their agents and representatives to maintain, the confidentiality of the terms and conditions of this Agreement and the Escrow Agreement and all documents executed and delivered in connection with the transactions contemplated by this Agreement and the Related Agreement. The provisions of this Section 5.05(b) shall not apply to particular conditions or terms of the above referenced documents (i) if the party seeking to make such disclosure shall have obtained the prior written consent of the other party to the disclosure of such conditions or terms, (ii) that are required to be disclosed during the course of any litigation or arbitration which may be brought by either party related to the provisions of any of the above referenced documents, (iii) that are or become generally available to the public other than as a result of actions taken by the party seeking to make such disclosure or its agents and representatives, or (iv) that are required to be disclosed pursuant to and in accordance with any law, rule or regulation applicable to the party seeking to make such disclosure.

            Notwithstanding the foregoing, if a party is requested or required (by oral questions, interrogatories, requests for information or document subpoena, civil investigative demand or similar process) to disclose any of the above-referenced documents, such party will promptly notify the other party of such request so that such other party may seek an appropriate protective order or waive compliance with the provisions hereof. If, in the absence of a protective order or the receipt of a waiver hereunder, a party is nonetheless, in the opinion of its counsel, compelled to disclose any terms or conditions of the above-referenced documents to any tribunal or else stand liable for contempt or suffer other censure or penalty, such party may disclose such information to such tribunal without liability hereunder.

            5.06 Related Party Loans and Guarantees. On or prior to Closing, Sellers and the Company shall take all action necessary such that, at the Closing, there are outstanding no Related Party Loans and Guarantees, and that such Related Party Loans and Guarantees which are in the nature of loans or borrowings from the Company by any Seller or any affiliate of a Seller shall be repaid to the Company together with all accrued interest to the date of repayment. Buyer shall purchase the Stockholder Loans at Closing as contemplated by Section 5.09 hereof.

            5.07 Escrow Agreement. The parties hereto agree that at Closing they will execute and deliver the Escrow Agreement.

            5.08 Updating of Schedule Information. From the date hereof until the Closing Date, Sellers shall notify Buyer in writing and supply full details of any matter arising after the date hereof which, if existing or occurring at the date of this Agreement would have been required to be set forth or described in the Schedules hereto. For the purpose of determining the satisfaction of the conditions set forth in Section 6.03(a) hereof, such updated information shall not be deemed added to the Schedules to this Agreement.

            5.09 Pre-Closing Actions. Sellers agree to cause the Company and Sellers' affiliates to (i) terminate (or transfer to an entity not owned by the Company) all employees of the Company effective on the date which is 30 days following the Closing Date; (ii) terminate all Employee Plans effective on the date which is 30 days following the Closing Date; (iii) obtain an agreement to terminate (or assign to another entity not owned by the Company which assumes all obligations thereunder) the lease described in Schedule 3.12 hereto effective as of the date which is 60 days after the Closing Date; (iv) concurrently with the Closing repay any of the Company's long term debt which is not held by Sellers or their affiliates, and pay those payables of the Company to the creditors listed in Schedule 5.09(A) hereof (the "Closing Payables") as Sellers shall designate to Buyer in writing two business days prior to the Closing Date (such designation to list the amount to be paid to each such creditor), it being agreed by Buyer that it will provide the Company with funds for the purpose of such loan repayments and payment of the Closing Payables; (v) obtain satisfactions or releases (or assignments to Buyer in connection with Buyer's purchase of the Stockholder Loans) of all Liens on any of the Company's assets; (vi) terminate on or prior to the Closing Date the Company's employment agreement with Tony B. Gelbart ("Gelbart"); (vii) assign on or prior to the Closing Date to Gelbart (with Gelbart's assumption of all obligations thereunder) the life insurance policies on his life described in
Schedule 3.15 hereto; (viii) assign on or prior to the Closing Date to Gelbart (with Gelbart's assumption of all obligations thereunder) the Infinity auto lease described in Schedule 3.15 hereto; (ix) terminate on or prior to the Closing Date the Exclusive Supply and Distribution Agreement with LG Chemical America, Inc. ("LG") described in Schedule 3.11 hereto and obtain from LG written confirmation that no liabilities of the Company to LG exist other than those which are properly reflected in the Estimated Balance Sheet and the Closing Balance Sheet; and (x) pay all liabilities and obligations of the Company (including, without limitation, severance, benefit plan termination, lease termination, contract termination and tax obligations) arising from the foregoing actions or cause full accruals reflecting such liabilities and obligations to be included in the Estimated Balance Sheet and the Closing Balance Sheet. Together with the written designation of the Closing Payables, Sellers will deliver to Buyer evidence reasonably satisfactory to Buyer that the creditors receiving payments for Closing Payables have released all other indebtedness or amounts payable by the Company to such creditors (other than any payables to such creditors that are fully reflected in the Estimated Balance Sheet and the Closing Balance Sheet) upon receipt of the payment of the amount of the Closing Payables designated by Sellers. Concurrently with the Closing, Sellers agree to sell, and Buyer agrees to purchase, all loans payable by the Company to any of Sellers or affiliates of Sellers (the "Stockholder Loans"), including specifically the loans described in Schedule 5.09(B) hereto, for a cash purchase price equal to the principal amount thereof plus accrued interest thereon through the Closing Date (the "Loan Purchase Price"), and to assign to Buyer all security agreements and other collateral for such Stockholder Loans.

            Sellers agree to (and will cause the Company to) cooperate with Buyer and assist Buyer in connection with any efforts by Buyer to hire any of the Company's employees; and Sellers agree to cause entities which are affiliated with Sellers not to solicit for employment or hire any of such employees which Buyer specifies in writing at or prior to Closing that it desires to employ.

                                  ARTICLE VI

                              CLOSING CONDITIONS

            6.01 Conditions to Each Party's Obligations to Effect the Transactions Contemplated Hereby. The respective obligations of each party to effect the transactions contemplated hereby shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

            (a) None of Sellers, the Company or Buyer shall be subject to any order, decree or injunction of a court of competent jurisdiction or governmental agency and no statute, rule or regulation shall be enacted or issued which (i) prevents or delays any of the transactions contemplated by this Agreement or (ii) would impose any limitation on the ability of Buyer effectively to exercise full rights of ownership of the Common Stock.

            6.02 Conditions to the Obligation of Sellers to Effect the Transactions Contemplated Hereby. The obligations of Sellers to effect the transactions contemplated hereby shall be further subject to the fulfillment at or prior to the Closing Date of the following conditions, any one or more of which may be waived by Sellers:

            (a) Buyer shall have performed and complied in all material respects with the covenants and agreements contained in this Agreement required to be performed and complied with by it at or prior to the Closing Date and the representations and warranties of Buyer set forth in this Agreement shall be true and correct in all material respects as of the Closing Date as though made at and as of the Closing Date, and Sellers shall have received a certificate to that effect signed on behalf of Buyer by an authorized officer of Buyer;

            (b) At the Closing, Sellers shall have received an opinion or opinions from Carter, Ledyard & Milburn, counsel to Buyer, dated the Closing Date and satisfactory in form and substance to Sellers and their counsel, to the effect that:

            (i) Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware;

            (ii) Buyer has the corporate power and authority to execute and deliver this Agreement and the Escrow Agreement and to consummate the transactions contemplated hereby and thereby, and the execution and delivery of this Agreement and the Escrow Agreement and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by requisite corporate action taken on the part of Buyer and no other corporate proceedings on the part of Buyer are necessary to authorize this Agreement or the Escrow Agreement or to consummate the transactions contemplated hereby and thereby;

            (iii) this Agreement and the Escrow Agreement have been duly and validly executed and delivered by Buyer and, assuming this Agreement and the Escrow Agreement are valid and binding obligations of the other parties thereto, are valid and binding obligations of Buyer, enforceable against Buyer in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

            As to any matters contained in such opinion which involve the laws of any jurisdiction other than the federal laws of the United States of America, the laws of the State of New

York, or the General Corporation Law of the State of Delaware, Buyer's counsel may rely upon opinions of counsel admitted to practice in such other jurisdictions. Any opinions relied upon by Buyer's counsel as aforesaid shall be in form and substance satisfactory to Sellers and their counsel, and the counsel rendering such opinions shall be satisfactory to Sellers and their counsel. Any such opinions shall be delivered to Sellers together with the opinion of Buyer's counsel. The opinion of Buyer's counsel may expressly rely as to matters of fact upon certificates furnished by appropriate officers and directors of Buyer and its affiliates and public officials;

            (c) At or prior to the Closing, Buyer shall have executed and delivered the Escrow Agreement and shall have purchased the Stockholder Loans as contemplated by Section 5.09 hereof.

            6.03 Conditions to the Obligations of Buyer to Effect the Transactions Contemplated Hereby. The obligations of Buyer to effect the transactions contemplated hereby shall be further subject to the fulfillment at or prior to the Closing Date of the following conditions, any one or more of which may be waived by Buyer:

            (a) Sellers shall have performed and complied in all material respects with the covenants and agreements contained in this Agreement required to be performed and complied with by them at or prior to the Closing Date (including, without limitation, timely delivery of the Estimated Balance Sheet), and the representations and warranties of Sellers set forth in this Agree ment (without regard to any updated information provided pursuant to Section 5.08 hereof) shall be true and correct in all material respects as of the Closing Date as though made at and as of the Closing Date and Buyer shall have received a certificate to that effect signed by each of Sellers;

            (b) There shall not have been, since the date of the Recent Financial Statements, any material adverse change in the business, results of operations, financial condition or prospects of the Company;

            (c) At the Closing, Buyer shall have received an opinion or opinions from Ruden, McClosky, Smith, Schuster & Russell, P.A., counsel for Sellers, dated the Closing Date and satisfactory in form and substance to Buyer and its counsel, to the effect that:

            (i) The Company has been incorporated under the New York Business Corporation Law and is a subsisting corporation under the laws of the State of New York and has all requisite corporate power and authority to carry on its business as now being conducted and is authorized to transact business and its status is active in the State of Florida;

            (ii) This Agreement and the Escrow Agreement have been duly and validly executed and delivered by each of Sellers and, assuming the Agreement and the Escrow Agreement are valid and binding obligation of Buyer, constitute a valid and binding obligations of each of Sellers, enforceable against each of Sellers in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law);

            (iii) Except for those approvals and consents which have already been obtained, neither execution and delivery by Sellers of this Agreement and the Escrow Agreement, the sale by Sellers of the Common Stock pursuant to this Agreement nor the consummation of the other transactions contemplated by this Agreement and the Escrow Agreement will (A) conflict with or result in any breach of any provision of the Certificate of Incorporation or By-Laws (or other similar governing documents) of the Company, (B) require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority other than those which have been made or obtained; (C) to the best of such counsel's knowledge after limited investigation, constitute a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement or other instrument or obligation known to such counsel to which any of Sellers or the Company is a party or by which any of Sellers, the Company or any of their assets may be bound, except for such defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents have been obtained; (D) to the best of such counsel's knowledge after limited investigation, result in the creation of any encumbrance, security interest, equity or right of others upon any of the properties or assets of the Company under any of the terms, conditions or provisions of any agreement, instrument or obligation to which the Company or its assets may be bound or affected; or
      (E) violate any order, writ, injunction, judgment or decree known to such counsel, to which any of Sellers or the Company is a party, or by which any of their respective assets are bound or any law, statute, rule or regulation applicable to any of Sellers, the Company or any of their respective assets;

            (iv) By reason of delivery of certificates for the Common Stock and duly executed stock powers as contemplated by this Agreement, Sellers have transferred, assigned and delivered to Buyer good and marketable title to such shares of Common Stock, free and clear, to the best of such counsel's knowledge after limited investigation, of any liens, encumbrances, equities and claims of whatever nature, except as provided by applicable securities laws and except as created by Buyer;

            (v) The total authorized capital stock of the Company is as set forth in Section 3.02 of this Agreement; all of the issued and outstanding shares of Common Stock of the Company are duly authorized, validly issued, fully paid and nonassessable and, other than this Agreement, to the best of such counsel's knowledge after limited investigation, there is no outstanding subscription, obligation, option, warrant, call, right, agreement or commitment relating to the issuance, sale, delivery or transfer by the Company, or by any of Sellers (including any right of conversion or exchange under any outstanding security or other instrument) of the Common Stock or other capital stock of the Company or, to the best of such counsel's knowledge after reasonable investigation, any outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any issued and outstanding shares of capital stock of the Company or other rights of any kind to acquire shares of capital stock of any class of the Company; and all of the issued and outstanding shares of Common Stock are owned of record by Sellers; and

            (vi) Except as disclosed in Schedule 3.17 to this Agreement, such counsel has no knowledge after limited investigation of any claim, action, proceeding or investigation pending or threatened against or relating to the Company before any court or governmental or regulatory authority or body acting in an investigative or adjudicative capacity or of any outstanding order, writ, injunction or decree to which the Company is a party or is subject which adversely affects the business, operations or financial condition of the Company.

            As to any matters contained in such opinion which involve the laws of any jurisdiction other than the federal laws of the United States of America, or the laws of the States of New York and Florida, Sellers' counsel may rely upon opinions of counsel admitted in such other jurisdictions. Any opinions relied upon by Sellers' counsel as aforesaid shall be in form and substance satisfactory to Buyer and its counsel, and the counsel rendering such opinions shall be satisfactory to Buyer and its counsel. Any such opinions shall be delivered to Buyer together with the opinion of Sellers' counsel. The opinion of Sellers' counsel may expressly rely as to matters of fact upon certificates furnished by Sellers, appropriate officers and directors of the Company and public officials;

            (d) At or prior to the Closing, all Related Party Loans and Guarantees shall have been repaid or extinguished as contemplated by Section 5.06;

            (e) At or prior to the Closing, all parties other than Buyer shall have executed and delivered the Escrow Agreement;

            (f) At or prior to the Closing, Sellers shall have caused the Company to deliver to Buyer written acknowledgments executed by the contractor or contractors who are in possession of the Company's product molds confirming that such molds are owned by the Company free and clear of any Lien of such contractor (except as otherwise disclosed in Schedule 3.07 hereto); and

            (g) At or prior to the Closing, Sellers shall have caused the Company to deliver evidence to Buyer demonstrating the taking of the actions contemplated by Section 5.09 hereof.

                                  ARTICLE VII

                  THE CLOSING AND CERTAIN CLOSING DELIVERIES

            7.01 Time and Place of Closing. Upon the terms and subject to satisfaction or waiver of the conditions contained in this Agreement, the closing of the transactions contemplated by this Agreement (the "Closing") will take place as of the close of business on January 5, 1998 (or, if the conditions to the closing contained in Article VI hereof have not been satisfied or waived by such date, then on the day which is three business days after the satisfaction or waiver of the last such condition which is outside of the control of the parties) at the offices of Sellers' counsel Ruden, McClosky, Smith, Schuster & Russell, P.A. in Fort Lauderdale, Florida, or at such other place or time as the parties may agree in writing. The effective time of the Closing is hereinafter referred to as the "Closing Date".

            7.02 Deliveries by Sellers. At the Closing, Sellers will deliver to Buyer the following:

            (a) One or more stock certificates representing all of the issued and outstanding shares of Common Stock, accompanied by stock powers duly executed in blank or duly executed instruments of transfer and any other documents that are necessary to transfer to Buyer good and marketable title to all issued and outstanding shares of Common Stock;

            (b) The stock books, stock ledgers, minute books and corporate seals of the Company;

            (c) Resignations dated the Closing Date of all of the officers and directors of the Company;

            (d) The opinion and the certificate contemplated by Section 6.03;

            (e) The promissory notes representing the Stockholder Loans endorsed payable to the order of Buyer; and

            (f) All other documents, instruments and writings required to be delivered by Sellers at or prior to the Closing Date pursuant to this Agreement or otherwise required in connection herewith.

            7.03 Deliveries by Buyer. At the Closing, Buyer will deliver the following to or for the account of Sellers:

            (a) The amounts to be paid to the Escrow Agent and to Sellers at Closing in accordance with the instructions provided by Sellers as contemplated by Section 1.03(a) and the amounts to be paid to purchase the Stockholder Loans as contemplated by Section 5.09 hereof;

            (b) The opinion and the certificate contemplated by Section 6.02;
and

            (c) All other documents, instruments and writings required to be delivered by Buyer at or prior to the Closing Date pursuant to this Agreement or otherwise required in connection herewith.

                                 ARTICLE VIII

                            POST-CLOSING COVENANTS

            8.01 Expenses. Except as otherwise provided herein, Sellers and Buyer shall each bear their own costs and expenses incurred in connection with this Agreement, the Escrow Agreement and the transactions contemplated hereby and thereby. Specifically, acquisition-related expenses will be paid by the party for whose benefit the expenses were incurred and not by the Company. Buyer shall be responsible for fees, commissions, expenses and reimbursements incurred by or required to be paid to its professional advisors and each Seller shall be responsible for the fees, commissions, expenses and reimbursements incurred by or required to be paid to such Seller's professional advisors. Buyer and Sellers will each pay one-half of any fees charged by the certified public accountants referred to in Section 8.05 and Section 1.04(b) hereof.

            8.02 Further Assurances. Subject to the terms and conditions of this Agreement, each of the parties hereto will use all reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the sale of the Common Stock and the other transactions contemplated by this Agreement and the Escrow Agreement. From time to time after the date hereof (including after the Closing Date if requested), Sellers will, at their own expense and without further consideration, execute and deliver such documents to Buyer as Buyer may reasonably request in order more effectively to vest in Buyer good title to the Common Stock and to more effectively consummate the transactions contemplated by this Agreement and the Escrow Agreement.

            Sellers will at Buyer's request during the two years following the Closing Date review and execute all documents, furnish in a reasonably timely manner such records and information, be reasonably available to testify and attend proceedings (with reasonable compensation for time spent on such testimony or attendance, and reimbursement of reasonable actual expenses incurred, including without limitation reasonable attorneys fees) and take such other actions as Buyer may reasonably request (at times reasonably convenient to Sellers) in connection with the seeking or maintaining of protection for any product or asset of the Company or the business of the Company, or the defense or prosecution of any litigation involving any product or asset of the Company or the Company's business, and otherwise cooperate with Buyer and the Company to enable them to perfect, maintain and enforce the Company's rights in any product or asset of the Company.

            8.03 Commissions and Fees. Except as set forth in Schedule 8.03 hereto, Sellers and Buyer each represent and warrant to the other that no broker, finder, financial adviser or other person is entitled to any brokerage fees, commissions or finder's fees in connection with the transactions contemplated hereby by reason of any action taken by the party making such representation. The "exit commission" payable by the Company to Cove Associates Ltd. described in Schedule 8.03 will be reflected as a reduction of the Company's Estimated Net Worth and Closing Net Worth in the Estimated Balance Sheet and the Closing Balance Sheet and paid as provided in Section 5.09 hereof. Sellers, on the one hand, and Buyer, on the other hand, will pay to the other or otherwise discharge, and will indemnify and hold the other harmless from and against, any and all claims or liabilities for all brokerage fees, commissions and finder's fees incurred by reason of any action taken by such party.

            8.04 Sales and Transfer Taxes. All sales and transfer taxes (including all stock transfer taxes, if any) incurred in connection with this Agreement and the Escrow Agreement and the transactions contemplated hereby and thereby will be borne by Sellers, and Sellers will, at their own expense, file all necessary Tax Returns and other documentation with respect to all such sales and transfer taxes, and, if required by applicable law, Buyer will join in the execution of any such Tax Returns or other documentation.

            8.05 Other Tax Matters.

            (a) To the extent the accruals or reserves for Taxes reflected in the Closing Balance Sheet prove inadequate to cover Taxes accruing with respect to or payable by the Company with respect to all periods (whether or not constituting taxable years or otherwise recognized taxable periods) through the Closing Date and after giving full consideration to the actual permitted application or use of any net operating loss carryforwards of the Company, Buyer and Sellers agree that Sellers shall be jointly and severally liable for all such Taxes with respect to the Company for all periods ending on or prior to the Closing Date, and that Buyer shall be liable for all Taxes with respect to the Company for periods beginning with the Closing Date.

            (b) Sellers shall have exclusive control and responsibility to file all Tax Returns reflecting the operations of the Company and required to be filed by or on behalf of the Company for all taxable periods ending on or prior to the Closing Date. Buyer shall have exclusive control and responsibility to file all Tax Returns reflecting the operations of the Company and required to be filed by or on behalf of the Company for all taxable periods ending after the Closing Date. The parties shall cooperate fully in connection with the filing of such returns, including the provision of copies of any return or report for a period which includes the Closing Date to the other party before filing. No party shall destroy or allow the destruction of any books, records or files pertaining to the operations of the Company prior to the Closing without first having offered in writing to deliver such books, records or files to the other party at such other party's expense. In any instance in which Buyer is required to file or cause to be filed tax returns covering a period commencing prior to but ending after the Closing, Sellers will furnish all information and records reasonably available to them and reasonably requested by Buyer or the Company and necessary or appropriate for use in preparing such returns. Any taxes for a period commencing prior to but ending after the Closing will be apportioned, in the case of real and personal property Taxes, on a per diem basis and, in the case of other Taxes, on the basis of the actual activities, taxable income or taxable loss of the Company during the periods before and after the Closing.

            (c) Sellers and Buyer will provide (or, in the case of Buyer, will cause the Company to provide) the other with such assistance as may reasonably be requested by either of them in connection with the preparation of any Tax Return, any audit or any examination by any taxing authority, any judicial or administrative proceedings relating to liability for Taxes, or any claim arising under this Agreement with respect to Taxes, and each will retain and provide the other with any records or information which may be relevant to such Taxes. Sellers shall be permitted to participate (at their own expense) in any audit or examination by any taxing authority with respect to any Tax Return for which Sellers may be required to provide indemnification.

            (d) Buyer will not consent, and it will cause the Company not to consent, to the extension of any statute of limitations with respect to any Tax Return for which Sellers may be required to provide indemnification without the consent of Sellers who prior to Closing held a majority of the outstanding Common Stock, so long as Sellers provide assurances reasonably satisfactory to Buyer that they will be able to satisfy any potential deficiency.

            (e) If Sellers and Buyer disagree as to the amount of Taxes for which each is liable under this Agreement, Sellers and Buyer hereby agree to appoint a firm of certified public accountants acceptable to the parties to act as arbitrator to resolve said dispute. All determinations by such arbitrator shall be final and binding on the parties and all fees and expenses with respect to such arbitrator shall be shared equally by Sellers and Buyer.

            8.06 Shareholder Claims. Sellers hereby waive, effective on the Closing Date, all claims that they have or may have against the Company, whether such claims accrue prior to or after the Closing; provided, however, that Sellers do not waive claims which may arise with respect to (i) a Seller's salary, commissions, benefits, bonuses and reimbursement of expenses pursuant to such Seller's terms of employment by the Company with respect to the period through the Closing Date to the extent that the same are reflected as liabilities in the Estimated Balance Sheet and the Closing Balance Sheet, or
(ii) contracts or agreements between the Company and any or all of Sellers (or their affiliates) contemplated by this Agreement and adequately reflected as liabilities in the Closing Balance Sheet or which are entered into after the Closing. Sellers shall jointly and severally save, defend and indemnify Buyer against and hold it harmless from any and all claims, liabilities, losses, costs and expenses of every kind arising out of or relating to any action, suit, proceeding or claim brought by or in the right of any person who is or was a stockholder of the Company prior to Closing, or had, prior to Closing, any right or option to acquire any capital stock of the Company, other than in respect of matters covered by the proviso to the first sentence of this Section 8.06.

            8.07 Nondisclosure; Noncompetition.

            (a) Sellers agree not to use or disclose at any time after consummation of the transactions contemplated hereby, except with the prior written consent of an officer authorized to act in the matter by the Board of Directors of Buyer, any trade secrets, proprietary information, or other information that the Company or Buyer consider confidential with respect to the oral care products business, including without limitation information relating to formulas, designs, processes, suppliers, machines, compositions, improvements, inventions, operations, manufacturing, processing, marketing, distributing, selling, cost and pricing data, master files or customer lists utilized by the Company or by Buyer or any of their respective subsidiaries or affiliates (collectively, including the Company, the "Buyer Group"), or the skills, abilities and compensation of the Buyer Group's employees, and all other similar information material to the conduct of the Buyer Group's business, which is not presently generally known to the public and which is or was obtained or acquired by such Seller while in the employ of, or while a stockholder of, the Company; provided, however, that this provision shall not preclude such Seller from (i) the use or disclosure of such information which presently is known generally to the public or which subsequently comes into the public domain, other than by way of disclosure in violation of this Agreement or in any other unauthorized fashion, or (ii) disclosure of such information required by law or court order, provided that prior to such disclosure required by law or court order the undersigned will give the Company three business days' written notice (or, if disclosure is required to be made in less than three business days, then such notice shall be given as promptly as practicable after determination that disclosure may be required) of the nature of the law or order requiring disclosure and the disclosure to be made in accordance therewith.

            (b) For a period of four years from the Closing Date, Sellers shall not, within the United States, Mexico or Canada, without the written consent of an officer authorized to act in the matter by the Board of Directors of Buyer, directly or indirectly: (i) own, manage, operate, join, control, participate in, invest in, or otherwise be connected with, in any manner, whether as an officer, director, employee, partner, investor, consultant, lender or otherwise, any business entity which is engaged in, or is in any way related to or competitive with, the oral care products business conducted by the Company; or (ii) on such Seller's behalf or on behalf of anyone else engaged in any such line of business
(1) persuade or attempt to persuade any employee of any member of the Buyer Group or any individual who was an employee of any member of the Buyer Group during the one year prior to the date of this Agreement (other than employees of the Company whose employment with the Company is terminated as contemplated by
Section 5.09 hereof), to leave the employ of any member of the Buyer Group or to become employed by any person other than the members of the Buyer Group; (2) persuade or attempt to persuade any current client or former customer of any member of the Buyer Group to cease doing business with, or to reduce the amount of business it does or intends or anticipates doing with, any member of the Buyer Group; or (3) solicit the business of any of such customer or former customer with respect to the business conducted by the Company or by any member of the Buyer Group. Notwithstanding the foregoing, the parties agree that the continuation of MRM Investments, Inc.'s or its affiliates' involvement in Oraline, LTD's business of distributing battery powered toothbrushes will not be deemed a violation of this Section 8.07(b).

            (c) Any and all inventions, discoveries or other developments developed by any of Sellers who are or were employees of the Company, the Company or any other member of the Buyer Group ("developments") during the term of such Seller's employment with the Company shall be conclusively presumed to have been created for and on behalf of the Company as part of such Seller's obligation to the Company. Such developments shall be the property of and belong to the Company without the payment of consideration therefor in addition to the consideration paid by Buyer for the Common Stock of the Company, and such Seller hereby transfers, assigns and conveys all of his right, title and interest in any such developments to the Company, and agrees to execute and deliver any documents that the Company deems necessary to effect such transfer on the demand of the Company.

            8.08 Indemnification.

            (a) Sellers jointly and severally agree to save, defend and indemnify Buyer against and hold it harmless from any and all claims, liabilities, losses, costs and expenses, of every kind, nature and description, fixed or contingent (including, without limitation, counsel's fees and expenses in connection with any action, claim or proceeding relating thereto or seeking enforcement of Sellers' obligations hereunder) ("Losses"), arising out of any breach of (i) any representation, warranty, covenant or agreement made by Sellers under this Agreement, or (ii) out of any Environmental Claim or any other liability or obligation of the Company that is not fully reflected in the Closing Balance Sheet. Notwithstanding the foregoing, Sellers shall have no obligation to indemnify Buyer hereunder until the aggregate of all indemnifiable Losses exceeds $20,000, in which event Sellers shall provide indemnification for the full amount of such Losses.

            (b) Buyer agrees to save, defend and indemnify Sellers against and hold them harmless from any and all claims, liabilities, losses, costs and expenses, of every kind, nature and description, fixed or contingent (including, without limitation, counsel's fees and expenses in connection with any action, claim or proceeding relating thereto), arising out of any breach of any representation, warranty, covenant or agreement made by Buyer under this Agreement.

            (c) All amounts for which either party is indemnified pursuant to this Section 8.08 shall bear interest thereon from the date expended by the indemnified party until paid by the indemnifying party at a rate equal to the Chase Manhattan Bank prime rate as quoted in The Wall Street Journal, Eastern Edition, and if that rate is not quoted, the NationsBank prime rate.

            8.09 Defense of Claims.

            (a) Should any claim, action or proceeding by or involving a third party arise after the Closing Date for which Sellers are liable under the terms of this Agreement, Buyer shall notify Sellers within a reasonable time after such claim (but in all events at least 10 business days prior to the date when any responses or other documents are required to be filed in connection with such claim, action or proceeding), action or proceeding arises and is known to Buyer, and if Sellers shall admit in writing their indemnification obligation in respect thereof, Buyer shall give Sellers a reasonable opportunity:

            (i) to take part in any examination of the books and records of Buyer and the Company;

            (ii) to conduct any proceedings or negotiations in connection therewith and necessary or appropriate to defend Buyer or the Company or prosecute any claim, action, counterclaim or other proceeding with respect thereto;

            (iii) to take all other required steps or proceedings to settle or defend any such claim, action or proceeding; and

            (iv) to employ counsel to contest any such claim, action or proceeding in the name of Buyer, the Company, or otherwise.

The expenses of all proceedings, contests or lawsuits with respect to such claims or actions shall be borne by Sellers. If Sellers wish to assume the defense of such claim or action, they shall give written notice to Buyer admitting their indemnification obligation in respect thereof and stating that they intend to assume such defense within 15 days after notice from Buyer of such claim or action (unless the claim or action reasonably requires a response in less than 15 days after the notice is given to Sellers, in which event they shall notify Buyer at least five days prior to such reasonably required response date), and Seller shall thereafter assume the defense of any such claim or liability, through counsel reasonably satisfactory to Buyer; provided that Buyer or the Company may participate in such defense at its own expense but, in any event, Sellers shall have the right, as long as they are actively defending any claim or action, to control such defense. Buyer shall afford Sellers' counsel designated by them and other authorized representatives reasonable access during normal business hours to all books, records, offices and other facilities and properties of the Company, and to the personnel of the Company, and shall otherwise use all reasonable efforts to cooperate with Sellers, such counsel and such other authorized representatives in connection with the exercise of the rights of Sellers pursuant to this Section 8.09.

            (b) If Sellers shall not assume the defense of, or if after so assuming they shall fail to actively defend, any such claim or action, Buyer or the Company may defend against any such claim or action in such manner as they may deem appropriate, and Buyer or the Company may settle such claim or litigation on such terms as they may deem appropriate, and Sellers promptly shall reimburse Buyer or the Company for the amount of such settlement and for all expenses, legal and otherwise, reasonably and necessarily incurred by Buyer or the Company in connection with the defense against and settlement of such claim or action. If no settlement of such claim or litigation is made, Sellers shall satisfy any judgment rendered with respect to such claim or in such action, before Buyer or the Company is required to do so, and pay all expenses, legal or otherwise, reasonably and necessarily incurred by Buyer or the Company in the defense against such claim or litigation.

            (c) If a judgment is rendered against Buyer or the Company in any action covered by the indemnification hereunder, or any lien attaches to any of the assets of Buyer or the Company, Sellers immediately upon such entry or attachment shall pay such judgment in full or discharge such lien unless, at Sellers' expense and direction, an appeal is taken under which the execution of the judgment or satisfaction of the lien is stayed. If and when a final judgment is rendered in any such action, Sellers shall forthwith pay such judgment or discharge such lien before Buyer or the Company is compelled to do so.

                                  ARTICLE IX

                           MISCELLANEOUS PROVISIONS

            9.01 Amendment and Modification. This Agreement may be amended, modified or supplemented only by a written instrument executed by all of Sellers and Buyer.

            9.02 Waiver of Compliance. Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but any such waiver, or the failure to insist upon strict compliance with any obligation, covenant, agreement or condition herein, shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure or breach.

            9.03 Survival. Each and every representation, warranty, covenant and agreement contained in this Agreement or in any document delivered pursuant to or in connection with this Agreement shall survive the Closing and shall not be affected by any investigation made by any party.

            9.04 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by facsimile transmission, telexed or mailed by reputable overnight delivery service or by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address as any party shall specify by like notice; provided that notices of a change of address shall be effective only upon receipt thereof):

            (a) if to any of Sellers, at such
                  person's address as set forth on the
                  signature pages hereof;

            with a copy to:

                  Ruden, McClosky, Smith, Schuster & Russell, P.A. 200 East Broward Boulevard
                  P.O. Box 1900
                  Fort Lauderdale, Florida 33302
                  Attention: Thomas O. Katz, Esq.
                  Telecopier No.: 954-764-4996

            (b) if to Buyer to:

                  Playtex Products, Inc.
                  300 Nyala Farms Road
                  Westport, Connecticut 06880
                  Attention: General Counsel
                  Telecopier No.: 203-341-4080

            9.05 Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, personal representatives, successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other parties (other than any assignment by Buyer to an affiliate of Buyer or to any party which purchases all of the capital stock or substantially all of the assets of the Company or any successor to the business of the Company, which may be made without any such consents). Any purported assignment in violation of the provisions hereof shall be void.

            9.06 Governing Law. This Agreement shall be governed by the laws of the State of Florida (regardless of the laws that might otherwise govern under applicable Florida conflict of laws principles) as to all matters, including but not limited to matters of validity, construction, effect, performance and remedies.

            9.07 Arbitration. Any dispute, controversy or claim arising out of or relating to this Agreement or the Escrow Agreement or the transactions contemplated hereby or thereby shall be settled and finally determined by arbitration in Palm Beach County, Florida, or at such other location as the parties may agree, by one arbitrator in accordance with the Commercial Arbitration

Rules of the American Arbitration Association in force at the time of such arbitration. In any such arbitration proceeding, each party shall submit to the arbitrator its position concerning the appropriate payment amount or other issue in dispute and the arbitrator shall have the power only to rule entirely in favor of the stated position of one party or entirely in favor of the stated position of the other party. Judgment upon any award rendered by such an arbitration may be rendered in any court having jurisdiction. All fees and charges of the American Arbitration Association and of the arbitrators and all arbitration-related costs of the parties shall be borne as the arbitrators shall determine in their award.

            9.08 Counterparts. This Agreement may be executed in any number of counterparts, and by any party on separate counterparts, each of which as so executed and delivered shall be deemed an original, but all of which together shall constitute one and the same instrument, and it shall not be necessary in making proof of this Agreement as to any party hereto to produce or account for more than one such counterpart executed and delivered by such party.

            9.09 Interpretation. The table of contents and the article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement. As used in this Agreement, the term "person" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a governmental entity or any department or agency thereof. As used in this Agreement, the term "subsidiary", when used in reference to any other person, shall mean any corporation of which outstanding securities having ordinary voting power to elect a majority of the Board of Directors of such corporation are owned directly or indirectly by such other person. As used in this Agreement, the term "generally accepted accounting principles" means generally accepted accounting principles as in effect and as applied in the United States. As used in this Agreement, the term "affiliate" shall have the meaning set forth in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934. When used herein, the masculine, feminine or neuter gender and the singular or plural number shall each be deemed to include the others whenever the context so indicates or permits. Where a statement contained in this Agreement is said to be to "Sellers' knowledge" or "the Company's knowledge" (or words of similar import) such expression means that, after having conducted a thorough due diligence review including inquiries of relevant employees of the Company, each of the Sellers believe the statement to be true, accurate and complete.

            9.10 Entire Agreement. This Agreement and the Escrow Agreement, including the schedules, exhibits, documents, certificates and instruments referred to herein and therein, embody the entire agreement and understanding of the parties hereto in respect of the transactions contemplated by this Agreement and supersede all prior agreements and understandings between the parties with respect thereto. Except for any permitted assignees, successors or assigns of the parties, no provision of this Agreement is intended to or shall be deemed to be for the benefit of, or create any rights in favor of, any third party.

            9.11 Specific Performance.

            (a) Sellers and Buyer acknowledge that, in view of the uniqueness of the business of the Company and the transactions contemplated hereby, Buyer may not have an adequate remedy at law for money damages in the event that this Agreement with respect to the sale and delivery of the Common Stock has not been performed in accordance with its terms by Sellers, and therefore each Seller agrees that Buyer shall be entitled to specific enforcement of the terms hereof with respect to the sale and delivery of the Common Stock and the other transactions contemplated hereby in the event of breach by any Seller in addition to any other remedy to which Buyer may be entitled, at law or in equity, for such breach.

            (b) In the event of a breach or threatened breach by any of Sellers of their covenants under Section 8.07, Sellers acknowledge that Buyer may not have an adequate remedy at law for money damages. Accordingly, in the event of such breach or threatened breach, Buyer will be entitled to such equitable and injunctive relief as may be available to restrain any Seller from the violation of the provisions of said Section in addition to any other remedy to which Buyer may be entitled, at law or in equity, for such breach or threatened breach.

            9.12 Severability of Covenants. Sellers acknowledge that the covenants contained in Section 8.07 of this Agreement are reasonable and necessary for the protection of Buyer and its investment in the Company and that each covenant, and the period or periods of time and the types and scope of restrictions on the activities specified therein are, and are intended to be, divisible and shall be deemed a series of separate covenants, one for each state or jurisdiction to which they are applicable. In the event that any provision of this Agreement, including any sentence, clause or part hereof, shall be deemed contrary to law or invalid or unenforceable in any respect by a court of competent jurisdiction, the remaining provisions shall remain in full force and effect to the extent that such provisions can still reasonably be given effect in accordance with the intentions of the parties, and any invalid and unenforceable provisions shall be deemed, without further action on the part of the parties, modified, amended and limited solely to the extent necessary to render the same valid and enforceable.

            9.13 Notice to Sellers; Actions by Sellers. Notices to Sellers will be sufficient if made in accordance with Section 9.04 hereof. Sellers shall act by a majority in interest of the Sellers (unless otherwise specifically provided) with respect to any provision of this Agreement which provides for action to be taken by, or waiver or consent to be given by, Sellers.

                                   ARTICLE X

                          TERMINATION AND ABANDONMENT

            10.01 Termination. This Agreement may be terminated at any time prior to the Closing:

            (a) by the written agreement of all of the parties hereto;

            (b) by Buyer if there has been a material violation or breach by any Seller of any covenant, agreement, representation or warranty contained in this Agreement;

            (c) by Sellers if there has been a material violation or breach by Buyer of any covenant, agreement, representation or warranty contained in this Agreement; or

            (d) by either Buyer or Sellers if the Closing of the transactions contemplated by this Agreement shall not have been consummated on or before January 31, 1998, provided, however, that termination pursuant to this subsection shall not relieve any party of the liabilities contemplated by the proviso to the second sentence of Section 10.02, if applicable.

            10.02 Procedure and Effect of Termination. In the event of termination of this Agreement and abandonment of the transactions contemplated hereby by any of the parties pursuant to Sections 10.01(b), (c) or (d) of this Agreement, written notice thereof shall forthwith be given by the terminating party to the other parties and this Agreement shall terminate and the transactions contemplated hereby shall be abandoned, without further action by any of the parties hereto. If this Agreement is terminated, none of the parties hereto nor any of their respective directors, officers or affiliates, as the case may be, shall have any liability or further obligation to any of the other parties or any of their respective directors, officers or affiliates, as the case may be, pursuant to this Agreement; provided, however, that if such termination shall result from the willful breach of a warranty or the willful failure of a party to fulfill a condition to the performance of the obligations of the other parties or to perform a covenant or agreement contained in this Agreement or from any other willful breach by any party to this Agreement (including, without limitation, the failure to close as contemplated by Section
7.01 hereof), such party shall be solely liable for any and all damages, costs and expenses (including, but not limited to, counsel's fees) sustained or incurred by the other party or parties as a result of such failure or breach, or for specific performance pursuant to Section 9.11 hereof if permitted thereunder. The provisions of Sections 9.06, 9.07, 9.11, 9.12, 9.13 and 10.02 shall survive any termination hereof.

            IN WITNESS WHEREOF, Sellers have executed this Agreement and Buyer has caused this Agreement to be executed by its duly authorized officer, each as of the date first above written.

                                    PLAYTEX PRODUCTS, INC.


                                    By: /s/ Michael F. Goss
                                        ------------------------------
                                    Michael F. Goss
                                    Executive Vice President


                                    SELLERS:


                                    By:/s/ Tony B. Gelbart
                                       ------------------------------
                                    Name:   Tony B. Gelbart
                                    Address: 7766 Tennyson Court
                                    Boca Raton, FL 33433


                                    By: /s/ Ralph S. D'Angelo
                                        ------------------------------
                                    Name:   Ralph S. D'Angelo
                                    Address: 5171 N.W. 64th Drive
                                    Coral Springs, FL 33067


                                    By: /s/ William A. Mathis
                                        ------------------------------
                                    Name:   William A. Mathis
                                    Address: 103 Rosewood Lane
                                    Green Acres, FL 33463


                                    TWS ENTERPRISES INTERNATIONAL CORP.


                                    By:/s/ Teddy Struhl
                                        ------------------------------
                                    Name: Teddy Struhl
                                    Title: President
                                    Address: 17891 Lake Estates Drive
                                    Boca Raton, FL 33496

                                    MRM INVESTMENTS, INC.


                                    By:/s/ Michael Nyman
                                       ------------------------------
                                    Name: Michael Nyman
                                    Title: Vice President
                                    Address: 200 E. Las Olas Boulevard
                                    Suite 1480
                                    Ft. Lauderdale, FL 33301


                                   EXHIBIT A

                                Stock Ownership



Name of Seller                                               No. of Shares
--------------                                               -------------

Tony B. Gelbart                                                   50.0

TWS Enterprises International Corp.                               50.0

MRM Investments, Inc.                                             25.0

William A. Mathis                                                  2.6

Ralph S. D'Angelo                                                  2.6
                                                                ------

                                                Total           130.20
                                                                ======